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                                                                    EXHIBIT 23-b

The Board of Directors
AmSouth Bancorporation:


We consent to incorporation by reference in the following registration statements of AmSouth Bancorporation of our report dated January 21, 1999, relating to the consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated income statements, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and all related schedules, which report appears in the December 31, 1999, annual report on Form 10-K of AmSouth Bancorporation.

Form S-3 No. 33-55683 pertaining to the Dividend Reinvestment and Common Stock
     Purchase Plan;
Form S-8 No. 33-52243 pertaining to the assumption by AmSouth Bancorporation of
     FloridaBank Stock Option Plan and FloridaBank Stock Option Plan - 1993; Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive Compensation
     Plan;
Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive Compensation
     Plan;
Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan;
Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock Purchase
     Plan;
Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and Common Stock
     Purchase Plan;
Form S-8 No. 33-58777 pertaining to the Director Restricted Stock Plan;
Form S-8 No. 333-02099 pertaining to the AmSouth Bancorporation Thrift Plan; Form S-8 No. 333-05631 pertaining to the AmSouth Bancorporation 1996 Long Term
     Incentive Compensation Plan;
Form S-8 No. 333-27107 pertaining to the AmSouth Bancorporation Employee Stock
     Purchase Plan;
Form S-8 No. 333-41599 pertaining to the AmSouth Bancorporation Deferred
     Compensation Plan and the Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation;
Form S-3 No. 333-44263 pertaining to the AmSouth Bancorporation Shelf
     Registration Statement;
Form S-8 No. 333-76283 pertaining to the Stock Option Plan for Outside
     Directors;
Form S-8 No. 333-89451 pertaining to the First American Corporation 1993 Non-
     Employee
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     Director Stock Option Plan;
Form S-8 No. 333-89455 pertaining to the First American Corporation 1999 Broad-
     Based Employee Stock Option Plan;
Form S-8 No. 333-89457 pertaining to the First American Corporation Star Award
     Plan;
Form S-8 No. 333-89459 pertaining to the Deposit Guaranty Corporation Long Term
     Incentive Plans;
Form S-8 No. 333-89461 pertaining to the First American Corporation 1991
     Employee Stock Incentive Plan;
Form S-8 No. 333-89463 pertaining to the Heritage Federal Bankshares, Inc. 1994
     Stock Option Plan for Non-Employee Directors and 1992 Stock Option Plan and Incentive Compensation Plan for Non-Employee Directors; and
Form S-8 No. 333-89633 pertaining to the First American Corporation First
     Incentives Reward Savings Thrift Plan.


/s/ KPMG LLP
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KPMG LLP

Nashville, Tennessee
March 29, 2000